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                                 EXHIBIT 10.88

                AGREEMENT FOR PURCHASE AND SALE OF PROPERTY FOR

                             STATE STREET BUILDING
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                          PURCHASE AND SALE AGREEMENT
                          ---------------------------


     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of the 29/th/ day of June, 2001, by and between Crownview LLC, a Delaware limited liability company having an office at 15 Third Avenue, Burlington, Massachusetts 01803 ("Seller"), and Wells Capital, Inc., a Georgia corporation having an office at 6200 The corners Parkway, Suite 250, Norcross, Georgia 30092 ("Purchaser").

                              W I T N E S S E T H

     In consideration of the covenants and agreements hereinafter contained, the parties hereto agree as follows:

     1.   The Sale.

          Upon and subject to the terms and conditions of this Agreement, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller (i) all that certain parcel of land located in Quincy, Norfolk County, Massachusetts, commonly known as 1200 Crown Colony Drive, as more particularly described on Exhibit A attached hereto and made a part hereof (the "Land"), (ii)
             ---------
together with all buildings, improvements, structures, equipment and fixtures thereon, including without limitation the existing building having an aggregate of approximately 234,668 rentable square feet (the "Building"); (iii) Seller's right, title and interest in and to the lease by and between Seller, as landlord, and SSB Realty LLC, a Delaware limited liability company (the "Tenant"), as tenant, dated November 30, 2000, as amended by First Amendment of Lease by and between Seller and the Tenant dated December 15, 2000 (the "Lease"); (iv) all furniture, furnishings, fixtures, equipment and other tangible personal property owned by Seller, located on the Land or in the Building and used in connection therewith (the "Tangible Personal Property");
(v) all right, title and interest of Seller under any and all of the maintenance, service, advertising and other like contracts and agreements with respect to the ownership and operation of the Premises (the "Service Contracts"), all to the extent applicable to the period from and after the Closing (as defined in Section 4 below), except as expressly set forth to the contrary in this Agreement; and (vi) all the rights and appurtenances pertaining thereto, and any right, title and interest of Seller in and to adjacent streets, alleys, and rights-of-way (the Land, the Building, the Lease, the Tangible Personal Property, the Service Contracts and such other rights and interests being collectively referred to as the "Premises").

     2.   Purchase Price; Deposit.

          The price for the Premises is Forty Nine Million Eight Hundred Eighty Seven Thousand Nine Hundred Eighty Eight and 00/100 Dollars ($49,887,988.00), increased by the amount, if any of the "Allowance" payable to the Tenant under the Lease which is paid to the tenant between the date of this Agreement and the Closing Date, as hereinafter defined (the "Purchase Price"). Five Hundred Thousand Dollars and 00/100 Dollars ($500,000.00) (the "Deposit") shall be paid by Purchaser to Ticor Title Insurance Company as escrow holder (the "Escrow Agent") upon execution of this Agreement. The balance of the Purchase Price shall be
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paid to Seller at closing of title (the "Closing") at the option of Seller by federal funds wire transferred to a bank account of Seller. The Deposit shall be held by Escrow Agent in an interest bearing account under the terms of an Escrow Agreement in the form and substance of Exhibit B annexed hereto. The Deposit,
                                       ---------
together with the accrued interest, shall be credited to Purchaser's payment of the Purchase Price at the Closing.

     3.   Condition of Title.

          As soon as practicable after execution of this Agreement, Purchaser will obtain, at Purchaser's sole cost and expense, an ALTA Preliminary Commitment for Title Insurance (hereafter called the "Title Commitment") issued by a Ticor Title Insurance Company ("Title Company"), showing fee simple title to the Premises in Seller. Such Title Commitment shall specify all easements, liens, encumbrances, restrictions, conditions or covenants with respect to the Premises, and include copies of all documents referred to as exceptions to title. Promptly after receipt, Purchaser shall furnish Seller a copy of such Title Commitment and all such documents. If any exceptions appear in the Title Commitment to which Purchaser objects, Purchaser shall, within twenty (20) days after the receipt of the Title Commitment, notify Seller in writing of its objections to title. Seller will then promptly undertake to eliminate or cure
(i) any mortgages or related security documents or similar encumbrances given to secure indebtedness for money borrowed, including without limitation the release and discharge of the documents evidencing and securing a loan made to Seller by KeyBank National Association, (ii) any mechanic's lien, or (iii) involuntary encumbrances which may be discharged by the payment of money, or bonding in lieu thereof (collectively, "Voluntary Encumbrances"), and may undertake to eliminate or cure title objections other than Voluntary Encumbrances ("Non-Voluntary Encumbrances") to the reasonable satisfaction of Purchaser. If Seller fails to cure or eliminate Non-Voluntary Encumbrances within thirty (30) days after receipt of such notice, Purchaser may terminate this Agreement by written notice to Seller given within ten (10) days after the end of such thirty (30) day period, whereupon Escrow Agent shall immediately repay the Deposit plus any accrued interest to Purchaser, and the parties shall thereafter have no further rights or obligations pursuant to this Agreement except such obligations which expressly survive such termination. In lieu of such termination, if Seller does not elect to cure or eliminate any such Non-Voluntary Encumbrance, Purchaser may elect to cure them at Purchaser's cost and expense, without any adjustment to the Purchase Price. Upon the elimination or cure of such title objections, the Title Company shall issue to Purchaser a specimen of the ALTA Standard Form Owner's Title Insurance Policy to be issued to Purchaser at Closing (the "Specimen Policy"). Any easements, restrictions, covenants and encroachments to which Purchaser has not objected, together with (a) such state of facts as are shown on an accurate survey of the Premises, (b) zoning and other laws and regulations affecting the Premises, and (c) liens for such taxes and special assessments as will not be, as of the Closing Date, due and payable, are hereafter referred to as "Permitted Exceptions."

     4.   Conditions Precedent to Closing.

     4.1 Conditions Precedent to Purchaser's Obligation to Close. Purchaser's obligation to consummate the Closing is subject to the satisfaction of the following conditions:

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          (a)  All of Seller's representations and warranties as contained herein shall be true and correct in all material respects as of Closing;

          (b) Each item or instrument to be delivered to Purchaser by Seller described in Section 4.5 below shall be delivered at Closing;

          (c) No suit, action or other proceeding shall be pending which seeks to restrain, enjoin or otherwise prohibit the consummation of the transaction contemplated by this Agreement, or which involves the Premises in any way; and

          (d) Purchaser shall have received, on or before July 25, 2001, an appraisal prepared by Steve Foster, MAI, of Insignia/ESG, an appraisal of the Premises at a value at least equal to $52,000,000 (assuming the full investment of the "Allowance" payable to the Tenant under the Lease). If such appraisal is not received by such date, either Seller of Purchaser may terminate this Agreement, whereupon neither party shall have any further rights or obligations hereunder except those obligations that expressly survive such termination, and the Escrow Agent shall return the Deposit plus all accrued interest thereon to Purchaser.

     4.2 Conditions Precedent to Seller's Obligation to Close. Seller's obligation to consummate the Closing is subject to the satisfaction of the following conditions:

          (a) All of Purchaser's representations and warranties as contained herein shall be true and correct in all material respects as of Closing;

          (b) Each item or instrument to be delivered to Seller by Purchaser described in Section 4.6 below is delivered at Closing; and

          (c) No suit, action or other proceeding shall be pending which seeks to restrain, enjoin or otherwise prohibit the consummation of the transaction contemplated by this Agreement.

     4.3 The Closing and Deliveries Thereat. The Closing shall be held at the offices of the Title Company, 75 Federal Street, Boston, Massachusetts, or at such other place as the parties may direct, on or before 10:00 a.m., on a date to be mutually agreed upon, provided that, if the parties do not agree on a date, the Closing shall take place on July 31, 2001 (the "Closing Date"). All documents to be delivered at the Closing and all payments to be made as specified in Sections 4.5 and 4.6 shall be delivered to the Escrow Agent on the Closing Date, in escrow, pending delivery of possession of the Premises in conformance with this Agreement, and the prompt recording of the deed and such other instruments as are required to be recorded to effect the transfer and conveyance of the Premises in conformity with this Agreement, upon which delivery and recording, and confirmation from the Title Company that it is prepared to issue a title policy consistent with the Specimen Policy, all instruments and funds shall then be delivered out of escrow. Purchaser and/or Purchaser's agents shall be entitled to inspect the Premises prior

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to the delivery of the deed in order to determine whether the condition thereof complies with the terms of this Agreement.

     4.4 At Closing Seller shall deliver full possession of the Premises free of all tenants and occupants other than the Tenant under the Lease and persons claiming by, through or under the Tenant.

     4.5 The following deliveries shall be made by Seller at Closing (collectively, "Seller's Deliveries"):

     (a) Seller shall execute, acknowledge, and deliver to Purchaser (or to a nominee designated by Purchaser no less than seven (7) days prior to the Closing Date) a Massachusetts statutory form of Quitclaim Deed, substantially in the form attached hereto as Exhibit C, conveying to
                                                       ---------
          Purchaser title in fee simple to the Premises, subject only to the Permitted Exceptions.

     (b) Seller shall deliver to Purchaser two executed and acknowledged counterparts of an Assignment and Assumption of Lease substantially in the form annexed hereto as Exhibit D (the "Lease Assignment")
                                     ---------
          assigning to Purchaser Seller's interest as landlord under the Lease, together with the original signed Lease and all amendments thereto and guarantees thereof.

     (c) Seller shall deliver to Purchaser two executed counterparts of a General Instrument of Transfer substantially in the form annexed hereto as Exhibit E (the "General Instrument of Transfer ") assigning
                    ---------
          the matters described therein, including without limitation (i) so much of the Premises as constitutes personal property (if any) sufficient to convey marketable title to such personal property to Purchaser free of all liens and encumbrances, except for the Permitted Exceptions, and (ii) any and all warranties, guarantees, contracts and agreements made by any contractor, subcontractor, vendor or supplier, or the sureties of such persons, in connection with the construction or maintenance of the improvements on the Premises. Purchaser may, in its own name, enforce such warranties, guarantees, contracts and agreements, and collect any liquidated or other damages payable pursuant thereto, but at Purchaser's sole cost and expense. Seller agrees to reasonably cooperate with Purchaser in any claim or demand against any such contractor, subcontractor, vendor or supplier or their respective sureties, for damages or breach of any contracts, but at no cost or expense to Seller.

     (d) Seller shall deliver to Purchaser originals (or copies thereof if originals are not available) of all documents and materials assigned pursuant to the General Instrument of Transfer, including without limitation any surveys of the Premises, plans, specifications, keys, lock and safe combinations, training and instruction manuals relating to the maintenance and operation of the Premises, certificates of occupancy, and licenses relating to the use, occupancy, and operation of the Premises, which it may have.

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     (e)  Seller shall deliver to Purchaser an affidavit sworn to by Seller, substantially in the form annexed hereto as Exhibit F, stating under
                                                      ---------
          penalties of perjury that Seller is not a foreign person as defined in Internal Revenue Code Section 1445 and stating Seller's United States taxpayer identification number.

     (f) Seller shall deliver to Purchaser a certificate certifying all of Seller's representations and warranties as contained herein are true and correct in all material respects as of the Closing in the form and substance annexed hereto as Exhibit G.
                                      ---------

     (g) Seller shall deliver to Purchaser such evidence (which may take the form of a Manager's Certificate) as may be reasonably required by Purchaser evidencing the status and capacity of Seller and the authority of persons executing the various documents on behalf of Seller in connection with this Agreement.

     (h) Seller shall deliver such standard form affidavits and indemnities as the Title Company may reasonably require in order to omit from the Title Policy exceptions for (i) parties in possession and (ii) mechanic's liens.

     (i) Seller shall deliver to Purchaser an Estoppel Certificate (the "Tenant Estoppel") from the Tenant, dated no earlier than thirty (30) days prior to the Closing Date, in substantially the form attached hereto as Exhibit H containing no information which, in Purchaser's
             ---------
          reasonable judgment, represents a material and adverse deviation from the status of the Lease previously disclosed to Purchaser in the during the Inspection Period. Said Exhibit H contains a form of
                                              ---------
          confirmation of guaranty to be signed by State Street Corporation. Seller shall submit Exhibit H to the Tenant in such form, but the
                              ---------
          Tenant Estoppel shall nevertheless comply with the requirement of such subparagraph (i) notwithstanding the failure or refusal of State Street Corporation to execute such confirmation.

     (j) Seller shall deliver all other books and records of Seller, including tenant lease files, pertaining in a material way to the operation and management of the Premises, to Nordblom Management Company, Inc, as managing agent for the Purchaser.

     (k) Seller shall deliver to Purchaser evidence that all existing agreements between Seller and Nordic Properties, Inc. and Nordblom Property Management Company, Inc. have been terminated.

     4.6  The following deliveries shall be made by Purchaser at Closing:

     (a)  Purchaser shall pay to Seller the Purchase Price provided for in
          Section 3 above, net of the Deposit, as adjusted for apportionments provided for in Section 5 below, and Purchaser shall instruct the Escrow Agent shall pay over at Closing the Deposit to Seller.

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     (b)  Purchaser shall deliver to Seller two executed and acknowledged counterparts of the Lease Assignment.

     (c) Purchaser shall deliver to Seller two executed counterparts of the General Instrument of Transfer.

     (d) Purchaser shall deliver to Seller a certificate signed by a corporate officer certifying all of Purchaser's representations and warranties as contained herein are true and correct in all material respects as of the Closing substantially in the form annexed hereto as Exhibit I.
                                                                     ---------

     (e) Purchaser shall enter into a Property Management Agreement with Nordblom Property Management Company, Inc. in the form annexed hereto as Exhibit J.
             ---------

     5.   Apportionments.

          The following are to be apportioned as of the Closing Date in accordance with local custom, with said date being a day of income and expense to Purchaser:

     5.1 Taxes and sewer rents, if any, on the basis of the fiscal year for which assessed. If the Closing Date shall occur before the real property tax rate for such fiscal year is fixed, the apportionment of taxes shall be made on the basis of the taxes assessed for the preceding fiscal year. After the real property taxes are finally fixed for the fiscal year in which the Closing Date occurs, Seller and Purchaser shall make a recalculation of the apportionment of such taxes, and Seller or Purchaser, as the case may be, shall make an appropriate payment to the other based on such recalculation. To the extent Seller has undertaken to obtain any real estate tax abatement, the amount of the net proceeds of such tax abatement shall be prorated through the Closing Date, if, as and when such proceeds are paid by the applicable governmental taxing authority. All expenses, taxes, fees, and charges of every type relating to the Premises and accruing for any period prior to the Closing shall be paid promptly by Seller except to the extent that Purchaser received credit therefor at the Closing.

     5.2  Intentionally Omitted

     5.3 Final readings on all utilities, including gas, water and electric meters shall be made as of the Closing, if possible. If final readings are not possible, gas, water and electricity charges will be prorated based on the most recent period for which costs are available. Any deposits made by Seller with utility companies shall be returned to Seller. Purchaser shall be responsible for making all arrangements for the continuation of utility services.

     5.4 Prepaid rent, collected base rent and additional rent in the nature of operating expense recoveries and tax reimbursements, if any, under the Lease shall be prorated as of the Closing Date. Rents collected from the Tenant after the Closing Date shall be deemed to apply first to current rental due at the time of payment and second to the rentals, if any, which were delinquent on the Closing Date. Unpaid and delinquent rents, to which Seller is entitled, shall be turned over to Seller if collected by Purchaser within twelve (12) months of the Closing, less any

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reasonable collection costs actually incurred by Purchaser. Purchaser agrees to use good faith efforts to attempt to collect such rents. In the event that any additional rent or the calculation thereof is subject to adjustment pursuant to the terms and provisions of the Lease (e.g., year-end adjustments to escalation charges and the like), Purchaser shall make adjustment with the Tenant, either by refund to or collection from the Tenant, as the case may be, and shall re-prorate with Seller based upon such adjustment.

     5.5 Seller shall have the right to discharge, from out of the Closing proceeds, any lien capable of being discharged by the payment of an ascertainable sum, including without limitation the Voluntary Encumbrances, in which event Purchaser shall receive a credit at the Closing in an amount equal to the total sum of money required to discharge said lien or liens, as evidenced either by a written payoff statement or by other evidence satisfactory to the Title Company.

     5.6  The provisions of this Section 5 shall survive the Closing.

     6.   Brokerage Commissions.

     6.1 Purchaser represents and warrants that Purchaser has not dealt with any broker in connection with the purchase of the Premises except New England Realty Resources, Inc. and The First Fidelity Companies (the "Brokers"). Purchaser will indemnify and hold harmless Seller from and against any and all claims, loss, liability, cost, and expense (including reasonable attorney's fees) resulting from any claim that may be made against Seller by any broker or other person claiming a commission, fee, or other compensation by reason of this transaction other than the Brokers if the same shall arise by or on account of any act of Purchaser or Purchaser's representatives. Seller represents and warrants that Seller has not dealt with any broker in connection with the sale of the Premises to Purchaser except the Brokers, whose compensation in the amount of $442,000 Seller shall pay under a separate arrangement with the Brokers. Seller will indemnify and hold harmless Purchaser from and against any and all claims, loss, liability, cost, and expense (including reasonable attorney's fees) resulting from any claim that may be made against Purchaser by any broker claiming a commission, fee, or other compensation by reason of this transaction, if the same shall arise by or on account of any act of Seller or Seller's representatives.

     6.2 The representations made by Seller and Purchaser in Section 6.1 shall survive the Closing.

     7.   Warranties and Representations.

     7.1  Seller represents and warrants that:

     (a) Seller has no actual knowledge of, and has not received any notice of, any threatened or pending condemnation or inverse condemnation proceedings affecting the Premises, or of proceedings to change the zoning of the Premises;

     (b)  The reports listed on Exhibit K, full, correct and complete copies of
                                ---------
          all of which have been or will be delivered to Purchaser during the Inspection Period, are all of

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          the reports in Seller's or Seller's property manager's possession which relate to the investigation of the Premises for the presence of Hazardous Materials. To the best knowledge of Seller, there are no hazardous wastes, petroleum products, pollutants, asbestos, asbestos containing materials, or other hazardous substances located in, upon or beneath the Premises.

     (c) All written materials (including, without limitation, the Leases) which Seller has delivered or shall deliver to Purchaser pursuant this Agreement are and shall be complete in all material respects.

     (d) On the Closing Date there will be no contracts, agreements or understandings, oral or written, with any person made by or on behalf of Seller relating to the operation, maintenance or management of the Premises except (i) the Leases, (ii) the Service Contracts, a complete list of which is attached hereto as Exhibit L, (iii) terms and
                                              ---------
          conditions of any licenses and permits required by any zoning or environmental laws, and the applications therefor, (iv) the Permitted Exceptions, and (v) any other agreements delivered by Seller to Purchaser during the Inspection Period. All of the Service Contracts are terminable at will without further liability upon not more than 30 days' prior written notice.

     (e) As of the Closing, no lease other than the Leases shall effect the Premises, and there are no options, purchase contracts or other agreements, written or oral, whereby any person could claim a right, title or interest in the Premises or any portion thereof by or through Seller;

     (f) There are no unpaid claims respecting work ordered by Seller which could give rise to any mechanic's, materialmen's or statutory lien against the Premises;

     (g) Seller has received no written notice or citation from (1) any federal, state, county or municipal authority alleging any fire, health, safety, building pollution, environmental, zoning or other violation of any law, regulation, permit, order or directive in respect of the Premises or any part thereof, which has not been entirely corrected, or (2) from any insurance company or bonding company of any defects or inadequacies in the Premises or any part thereof, which would adversely affect the insurability of the same or of any termination or threatened termination of any policy of insurance or bond;

     (h) Seller does not directly employ any employees who work at the Premises. Neither Seller nor the manager of the Premises employ any union employees, nor do Seller or manager employ anyone covered by a collective bargaining or similar agreement.

     (i) No person is entitled to any leasing commission in connection with the Lease or the extension or renewal of any Lease or in connection with the exercise by the Tenant of any extension option contained in the Lease. Neither the Seller nor the Premises is subject to any "protection list" or similar obligation with respect to the

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          future leasing of the Premises.

     (j) Seller is, and on the Closing Date shall be, a limited liability company duly and validly organized, existing and in good standing under, and governed by the laws of the State of Delaware and duly qualified to do business in the Commonwealth of Massachusetts, and Seller has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and to enter into and perform this Agreement and to carry out the transactions contemplated hereby.

     (k) Performance of this Agreement will not result in a breach of, constitute a default under, or result in the imposition of a lien or encumbrance upon the Premises under any agreement instrument, covenant, or restriction by which Seller or the Premises might be bound, and Seller is not prohibited from consummating the transactions contemplated herein by any law or regulation, agreement, instrument, restriction, order or judgment.

     (l) There are no attachments, executions, assignments for the benefit of creditors, relationships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief law contemplated or filed by Seller or pending against Seller or the Premises.

     (m) To the best knowledge of Seller, there are no defaults under any covenants encumbering the Premises or any instrument, restriction, judgment, law, or regulation affecting the Premises; nor has any event occurred which with the giving of notice or the passage of time, or both, could constitute such a default.

     (n) There is no outstanding, or, to the best knowledge of Seller, threatened litigation, claims or proceedings before any court, commission, agency or other administrative authority which could affect Seller's title to the Premises or Seller's ability to consummate the transaction contemplated by this Agreement.

     (o)  With respect to the Lease: (a) no rent has been paid more than thirty
          (30) days in advance, (b) to the Seller's knowledge, neither Seller nor the Tenant is in default in the performance of any material covenant, agreement or condition contained in the Lease; (c) Seller has not received written notice from the Tenant regarding pending or threatened offsets against rent or for any other monetary or material claim against Seller which has not been fully resolved; (d) no rent concessions have been created which are not disclosed in the Lease and
          (e) the "Allowance" payable to the Tenant under the Lease which has not been advanced as of the date of this Agreement is $2,112,012.

     7.2 The representations and warranties made by Seller in Section 7.1 are true and correct as of the date of this Agreement, and shall be true and correct and deemed repeated as of the Closing. Said representations or warranties shall survive consummation of the transaction contemplated by this Agreement and shall continue in full force and effect without limitation and

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shall be binding upon and inure to the benefit of the parties hereto, their successors in interest and assigns for a period of one (1) year after the Closing (the "Representation Period"); provided, however, that the representation made in subparagraph 7.1(i) shall survive indefinitely and the representation made in subparagraph 7.1(o) with respect to the Lease shall not survive the Closing if and to the extent the matters covered therein are covered in the Tenant Estoppel.

     7.3  Purchaser represents and warrants that:

     (a) Purchaser is a corporation duly organized and existing under the laws of the State of Georgia and if required will qualify to transact business in the Commonwealth of Massachusetts on or before Closing, and Purchaser has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and to enter into and perform this Agreement and to carry out the transactions contemplated hereby.

     (b) To Purchaser's knowledge, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of Purchaser is required in connection with the execution and delivery of this Agreement or its purchase of the Premises.

     7.4 The representations and warranties made by Purchaser in Section 7.3 are true and correct as of the date of this Agreement, and shall be true and correct and deemed repeated as of the Closing. Said representations or warranties shall survive consummation of the transaction contemplated by this Agreement and shall continue in full force and effect for the Representation Period.

     8.   Merger of All Prior Understandings; Premises to be Accepted "AS IS".

     It is understood and agreed that all understandings and agreements heretofore had between Seller and Purchaser with respect to the subject matter of this Agreement and the transaction contemplated herein, including without limitation the Letter of Intent dated June 4, 2001, between Purchaser and Seller, are merged in this Agreement, which alone fully and completely expresses their agreement, neither party relying upon any statement or representation, not embodied in this Agreement, made by the other. Except as otherwise expressly provided in this Agreement, Purchaser agrees (i) to accept the Premises on the basis of Purchaser's own investigation of the Premises, (ii) that the Premises will be acquired by the Purchaser "AS IS" on the date of this Agreement; (iii) that Purchaser assumes the risk that adverse physical conditions may not be or may not have been revealed by its own investigations or by Seller; (iv) that Seller has made no express or implied representations or warranties of any kind in connection with any matter relating to the present or future physical condition, value, profitability, presence/absence of hazardous materials, financing status, leasing, operation, use, tax status, income and expenses or any other matter or thing pertaining to the Premises; and (v) that Seller has made no express or implied representations or warranties of any kind except as otherwise expressly set forth in this Agreement. Seller shall not be liable for or bound by any verbal or written statements, representations, real estate broker's "setups" or information pertaining to the Premises furnished by any real estate broker, agent, employee, servant or any other person, including without

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limitation the Brokers, unless the same are specifically set forth in this
Agreement.

     Acceptance of the deed hereunder shall be deemed full performance of Seller's obligations, except for those matters that expressly survive the Closing, and for those matters set forth in any of Seller's Deliveries. The provisions of this Section 8 shall survive the Closing.

     9.    No Oral Change; Assignment

           This Agreement may not be changed or terminated orally. The stipulations aforesaid are to apply to and bind the legal representatives, successors, and assigns, of the respective parties. Purchaser shall not have the right to assign this Agreement without the written consent of Seller.

     10.   Closing Expenses.

     10.1 Seller's Costs. Seller shall pay, in addition to its apportionments, the cost of its legal counsel as well as all applicable documentary stamps in connection with the recording of the deed, and other costs and expenses which are customarily borne by a seller of Premises in Quincy, Massachusetts.

     10.2 Purchaser's Costs. Purchaser shall pay, in addition to its apportionments, the cost of its legal counsel, accountants, engineers, architects, and advisors and all other cost associated with its investigation of the Premises during the Inspection Period, plus the cost, if applicable, of the Title Commitment and the title insurance policy issued pursuant thereto, and other costs and expenses which are customarily borne by a purchaser of Premises in Quincy, Massachusetts.

     11.   Notices.

           All notices, demands, consents, requests, or other communications provided for or permitted to be given hereunder by a party hereto must be in writing and shall be deemed to have been properly given or served on the day of delivery, if delivered by hand or courier service or by telecopy, telefax or other telecommunications device capable of creating a written record (confirmed by mail), or, if mailed, on the date of receipt or rejection as evidenced by the green receipt card if deposited in the United States mail addressed to such party by registered or certified mail, postage prepaid, return receipt requested, at the following addresses

     11.1  If to Seller:

                         Crownview LLC
                         c/o Nordic Properties, Inc.
                         Attn:  Mr. Ogden Hunnewell, President
                         15 Third Avenue
                         Burlington, Massachusetts 01803
                         Telephone - (617) 272-4000
                         FAX:  (617) 270-0359
                         with a copy to

                         Rubin and Rudman
                         Attn:  Myrna Putziger, Esquire
                         50 Rowes Wharf
                         Boston, Massachusetts 02110
                         Telephone - (617) 330-7000
                         FAX:  (617) 439-9556


     11.2  If to Purchaser:

                         Wells Capital, Inc.
                         Attn: Michael Berndt, Chief Investment Officer 6200 The Corners Parkway, Suite 250
                         Norcross, Georgia 30092
                         Telephone - (770) 200-8127
                         FAX: (770) 200-8199

                         with a copy to

                         O'Callaghan & Stumm LLP
                         Attn: William L. O'Callaghan, Esq.
                         127 Peachtree Street NE, Suite 1330
                         Atlanta, Georgia 30303
                         Telephone - (404) 522-2002
                         FAX: (404) 522-3080

     Any such addresses for the giving of notices may be changed by either party by giving written notice as provided above to the other party.

     12.   Governing Law.

           This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     13.   Recording.

           This Agreement may not be recorded.

     14.   Default.

     14.1 By Seller. In the event of a default by Seller hereunder, the sole and exclusive remedy of Purchaser shall be to either (i) seek specific performance of Seller's obligation hereunder in a court of competent jurisdiction, or (ii) terminate this Agreement and receive back the Deposit plus any accrued interest and the parties shall thereafter have no further rights or obligations pursuant to this Agreement except for those matters that expressly survive such termination. The parties agree that Purchaser's actual damages would be difficult or impossible to determine if Seller defaults and the ownership of the Premises has a unique value to Purchaser which is not adequately capable of being compensated through the payment of damages, so that it is specifically acknowledged and agreed that Purchaser shall be entitled to the remedy of specific performance in connection with any such default, in the event Purchaser elect to pursue such remedy. Notwithstanding anything in this Agreement to the contrary, if Seller is unable to meet the requirements of
Section 4.5(f) or (i), Purchaser's sole remedies shall be either to waive such requirements and proceed to acquire the Premises without deduction to the Purchase Price or to terminate the Agreement pursuant to Section 14.1(ii) above. Notwithstanding the foregoing, (i) Seller shall use commercially reasonable efforts to satisfy the conditions of this Agreement, and, (ii) the foregoing shall not limit Seller's obligation to discharge or cure Voluntary Encumbrances, and Seller shall authorize the Title Company to pay such amounts from proceeds otherwise due Seller at Closing.

     14.2 By Purchaser. In the event of a default by Purchaser hereunder, the sole and exclusive remedy of Seller shall be to terminate this Agreement, in which event Seller may retain the Deposit plus any accrued interest as liquidated damages (and not as a penalty), and the parties shall thereafter have no further rights or obligations pursuant to this Agreement except for those matters that expressly survive such termination. The parties agree that it would be extremely difficult or impossible to ascertain the actual damages which would be suffered by Seller if Purchaser fails to perform its obligations under this Agreement, and that the Deposit is the best estimate of the amount of damages Seller would suffer.

     15.   Risk of Loss; condemnation.

     15.1 (a) The risk of loss or damage to the Premises by fire, accident, act of God, calamity or otherwise ("Casualty") until the delivery of the deed is retained by Seller. Seller agrees to furnish Purchaser with notice of any such occurrence forthwith upon the happening thereof (a "Casualty Notice").

           (b) In the event the Premises is "substantially damaged," as defined in the Lease, as a result of a Casualty, Seller may terminate this Agreement by written notice given to the Purchaser within thirty (30) days of the date Seller gives notice to Purchaser of any such Casualty (and the Closing shall be extended to the extent necessary to provide such thirty (30) day period), whereupon the Escrow Agent shall immediately repay the Deposit plus any accrued interest to Purchaser and the parties shall thereafter have no further rights or obligations pursuant to this Agreement except for those matters that expressly survive such termination.

           (c) Unless terminated by Seller as provided in Section 15.1(b) above, in the event the Premises is "substantially damaged," as defined in the Lease, as a result of a Casualty and such damage results in the election of the Tenant to terminate the Lease, Seller shall give notice to Purchaser of such election by the Tenant within ten (10) days after receipt by Seller of notice thereof. Purchaser may terminate this Agreement by notice given to Seller within ten (10) days of the date of such notice from Seller (and the Closing shall be extended to the extent necessary to provide for the time periods for the Tenant's election and the two ten-day periods provided herein).

     15.2 If this Agreement is not terminated by Seller or Purchaser as provided in Section 15.1, it shall remain in full force and effect and the parties shall proceed to Closing without any reduction in the Purchase Price except as specifically provided below. At the Closing, Seller shall assign to Purchaser, without recourse, all insurance proceeds arising from the casualty (to the extent not applied to any restoration relating thereto), together with a credit against the Purchase Price equal to the deductible amount under the applicable insurance policy.

     15.3 Seller will notify Purchaser immediately upon obtaining knowledge of any proceedings for a condemnation that affects the Premises. Purchaser may participate in such proceedings, and Seller shall from time to time deliver to Purchaser all instruments reasonably requested by it to permit such participation. In the event of the institution of any proceedings for condemnation of the Premises, Purchaser may terminate this Agreement by notice given to Seller within thirty (30) days of the date Seller gives notice to Purchaser of such condemnation (and the Closing shall be extended to the extent necessary to provide such thirty (30) day period), whereupon the Escrow Agent shall immediately repay the Deposit plus any accrued interest to Purchaser and the parties shall thereafter have no further rights or obligations pursuant to this Agreement except for those matters that expressly survive such termination. If Purchaser does not terminate this Agreement, Seller shall pay over or assign to Purchaser all awards recovered or recoverable on account of such condemnation, and Purchaser shall take title to the Premises, subject to such condemnation and without reduction in the Purchase Price.

     16.   No Option.

           The submission of this Agreement to Purchaser shall not be construed to vest in Purchaser an option to purchase or any reservation of the Premises. Purchaser shall have no right or interest hereunder until such time as this Agreement has been fully executed by Seller and Purchaser.

     17.   Successors and Assigns.

           This Agreement shall inure to the benefit of and be binding upon the Seller and Purchaser hereto and their respective heirs, personal representatives, successors, and assigns. Purchaser shall have the right to assign this Agreement to an affiliate of Purchaser, provided that Purchaser shall not thereby be relieved from any liability under this Agreement.

     18.   Further Assurances.

           Seller and Purchaser each agree to execute any and all documents and take such further actions as may be reasonably necessary to effectuate the purposes of this Agreement.

     19.   Inspection Period.

     19.1 Purchaser may until July 18, 2001 (the "Inspection Period"), at Purchaser's expense, (i) perform all engineering studies and soil tests and borings on the Premises to determine the Premises' physical condition, (ii) perform all environmental auditing, engineering and testing on the Premises as Purchaser shall reasonably require to satisfy Purchaser that no unacceptable environmental condition exists on the Premises, (iii) satisfy itself as to the location of utilities and utility connection fees which may be necessary for Purchaser's intended use of the Premises, (iv) conduct all other reviews and inspections which Purchaser deems reasonably necessary to determine the Premises' suitability for Purchaser's proposed use, including without limitation consultation with governmental authorities having jurisdiction over the Premises. To facilitate Purchaser's investigation, Seller agrees to promptly after the execution of this Agreement to make available to Purchaser all property information in Seller's possession respecting the Premises, including, but not limited to, contracts, engineering reports, environmental reports, building plans, documents, permits, and relevant municipal correspondence. Following any invasive testing or inspection, Purchaser shall promptly restore the Premises to their same condition as prior to such testing or inspection.

     19.2 Seller hereby gives to Purchaser and its duly authorized agents, contractors and/or representatives the right of access to the Premises during the Inspection Period for the purpose of conducting such inspections, tests, studies and other investigations. Prior to any such entry, Purchaser shall provide Seller with a certificate of insurance in the amount reasonably satisfactory to Seller in order to secure the indemnification provided for hereafter. In addition, Seller shall be named an additional insured with respect to any such policies of insurance. Any such entry shall be on reasonable notice to Seller, shall be made in the presence of Seller or Seller's agent, and shall be made in such a manner as to minimize interference with the Tenant's use and occupancy of the Premises.

     19.3  Purchaser covenants and agrees to defend, indemnify and hold
Seller harmless from and against any and all liens, claims, charges, costs, suits, damages, injuries or other liabilities whatsoever including, without limitation, reasonable attorneys fees, which may arise, directly or indirectly from or as a consequence of the actions by Purchaser, its agents, employees or contractors on the Premises prior to the Closing. Purchaser agrees to hold in confidence (except as required by law) any information or data relating to the Premises obtained by Purchaser, including, but not limited to, information and data obtained by Purchaser through testing and inspections, and any information furnished by Seller. Such covenant of confidentiality shall not prohibit Purchaser from disclosing the existence of this Agreement and the transactions contemplated hereby, and any information or data relating to the Premises obtained by Purchaser, to any partners, underwriters, employees, lenders, accountants or legal counsel of any of the foregoing, or to leasing brokers or potential tenants of all or any portion of the Premises, or to any governmental authority as contemplated by Section 19.1 hereof. The provisions of this
Section 19.3 shall survive the termination of this Agreement.

     19.4 At any time during the Inspection Period, Purchaser shall have the right to terminate this Agreement for any reason or for no reason by delivering written notice thereof to Seller on or before the last day of the Inspection Period, and upon any such termination, neither party shall have any further rights or obligations hereunder except those obligations that expressly survive such termination, and the Escrow Agent shall return the Deposit plus all accrued interest thereon to Purchaser. The failure of Purchaser to notify Seller in writing prior to the end of the Inspection Period of Purchaser's desire to terminate this Agreement shall constitute a waiver of any unsatisfied conditions and of Purchaser's right to terminate this Agreement, except for Seller's default. In the event that Purchaser terminates this Agreement pursuant to this provision of this Section, Purchaser shall return to Seller all information and data relating to the Premises furnished by Seller to Purchaser.

     19.5 If this Agreement is not terminated during the Inspection Period, Seller agrees that during the interval between the end of the Inspection Period and the Closing Date, Seller shall:

     (a)   make no changes in the condition of title to the Premises;

     (b) continue to operate, maintain and insure the Premises consistent with the present business and operations thereof, normal wear and tear and casualty excepted, it being the intention of the parties hereto that the general operations of the Premises shall not be changed between the date hereof and the Closing Date; and

     (c)   not modify, amend, renew, extend or terminate the Lease.

     20.   Miscellaneous.

     20.1 Captions and Headings. This Section and/or section headings and the arrangement of this Agreement are for the convenience of the parties hereto and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

     20.2 Singular, Plural, etc. Wherever herein the singular number is used the same shall include the plural and the masculine gender shall include the feminine and neuter genders and vice versa as the context shall require.

     20.3 Counterparts. This Agreement may be executed in several counterparts, which shall constitute one and the same instrument.

     20.4 Partial Invalidity. If any provision of this Agreement shall be declared invalid or illegal for any reason whatsoever, then notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provisions had not been contained herein.

     20.5 Exhibits. Each of the exhibits annexed to this Agreement constitute an integral part hereof.

     20.6 Time. When the last day for the performance of any act permitted or required hereunder falls on any day which is not a business day in the City of Boston, Massachusetts, such act may be performed on the next business day in said city. Time is of the essence of each and every provision of this Agreement.


     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                              SELLER:

                              CROWNVIEW LLC
                              By:  Nordic Holdings III LLC


                                   By: /s/ Peter C. Nordblom
                                      -----------------------------
                                        Peter C. Nordblom. Manager


                                   By: /s/ Ogden Hunnewell
                                      -----------------------------
                                        Ogden Hunnewell, Manager

                              PURCHASER:

                              WELLS CAPITAL, INC.


                              By: /s/ Leo F. Wells, III
                                 ----------------------------------
                                   Name: Leo F. Wells, III
                                   Title: President
                                   Hereunto duly authorized

                               List of Exhibits



A    Description of the Land
B    Form of Escrow Agreement
C    Form of Quitclaim Deed
D    Lease Assignment
E    General Instrument
F    Non-Foreign Certificate
G    Seller's Bring-Down Certificate
H    Form of Tenant Estoppel
I    Purchaser's Bring-Down Certificate
J    Form of Property Management Agreement
K    Environmental Reports
L    Service and Maintenance Contracts

                                   Exhibit A
                                   ---------

                            Description of the Land

The land with the buildings thereon situated in Quincy, Norfolk County, Massachusetts and shown as Lot 13 on a plan entitled "Crown Colony Place, Quincy, MA, Subdivision Plan" dated March 29, 1988 by H. W. Moore Associates, Inc., Engineers and Planners, Boston, MA ("Lot 13" and the "Plan" respectively) recorded with Norfolk County Registry of Deeds ("Deeds") as Plan No. 530 of 1988 in Plan Book 368.

Beginning at a point on the Southwesterly side of Crown Colony Drive, being the Northerly corner of said Lot 13 and thence running.

Southeasterly and Easterly by Crown Colony Drive by a line curving to the left having a radius of 645.00 feet, a distance of 647.03 feet; thence turning and running

South 00 degrees 51' 42" East 19.46 feet; thence continuing

Southeasterly and Easterly by a line turning to the left having a radius of
385.00 feet, a distance of 221.09 feet; thence continuing

South 33 degrees 45' 52" East 324.95 feet; thence turning and running

South 67 degrees 32' 52" West 234.04 feet; thence turning and running

North 75 degrees 21' 07" West 88.44 feet; thence turning and running

North 26 degrees 42' 08" West 93.47 feet; thence turning and running

North 49 degrees 49' 37" West 79.83 feet; thence continuing

North 74 degrees 25' 51" West 135.99 feet; thence continuing

North 74 degrees 12' 41" West 150.68 feet; thence continuing

North 53 degrees 41' 24" West 284.55 feet; thence turning and running

North 86 degrees 03' 17" West 66.86 feet; thence continuing

South 63 degrees 43' 53" West 69.14 feet; thence turning and running

North 45 degrees 00' 00" West 91.92 feet; thence turning and running

North 05 degrees 44' 20" East 229.44 feet; thence turning and running

North 50 degrees 46' 37" East 411.62 feet to the point of beginning, the last fifteen course being by Lot 1 as shown on the Plan.

Said Lot 13 being a subdivision of Lot 1 as shown on a plan entitled "Subdivision Plan of Land 'Crown Colony Place' Quincy, MA" dated May 18, 1987 by Harry R. Feldman, Inc. recorded as Plan No. 53 of 1988 in Plan Book 3654.

Appurtenant Rights

All the rights and easements for the benefit of Owners in Crown Colony Place set forth in a Declaration of Covenants, Restrictions, Development Standard and Easements ("Declaration of Covenants") for Crown Colony Place by Crown Colony Realty Corp., as Trustee of Presidents' Plaza Realty Trust dated October 10, 1986 recorded in Book 7281, Page 352 and filed as Document No. 503941, as amended by First Amendment to Declaration of Covenants, Restrictions, Development Standards and Easements dated October 30, 1987 recorded in Book 7864, Page 493 and filed as Document No. 538949, as amended by Second Amendment to Declaration of Covenants, Restrictions, Development Standards and Easements dated as of February 4, 1988 recorded in Book 7978, Page 368 and filed as Document No. 545752, as amended by Succession Developer under Declaration of Covenants, Restrictions, Development Standards and Easements dated January 21, 1988 and recorded in Book 7864, Page 501 and filed as Document No. 538953 and as modified by Easement Relocation Instrument dated May 26, 1988, recorded in Book 7978, Page 466 and filed as Document No. 545753 as affected by Design Review Decision dated May 26, 1988, recorded May 27, 1989 in Book 7978, Page 443, as affected by Confirmation of Easement Locations dated June 9, 1988 and filed as Document No. 550330 and recorded in Book 8066, Page 271 as amended by Third Amendment to Declaration of Covenants, Restrictions, Development Standards and Easements dated July 11, 1988 filed as Document No. 550331 and recorded in Book 8066, Page 279 as affected by a Certificate of Compliance dated September 21, 1989 recorded October 5, 1989 in Book 8451, Page 543 and as further affected by an Estoppel Certificate dated as of September 21, 1989 recorded October 5, 1989 in Book 8451, Page 541 as amended by Fourth Amendment to Declaration of Covenants, Restrictions, Development Standards and Easement dated June 29, 1989, recorded October 5, 1989 in Book 8451, Page 423 and filed as Document No. 575918, and as amended by Fifth Amendment to Declaration of Covenants Restrictions Development Standards and Easements dated as of September 21, 1989 recorded October 5, 1989 in Book 8451, Page 430 and filed as Document No. 575919.

The right, in common with Quincy One Associates Limited Partnership, and its successors and assigns, to lay, construct, reconstruct, repair, replace, operate, maintain, install and use water and sewer pipes, electric and telephone utility lines, and other utility lines or pipes, underground within the are shown on the Plan as "Utility Easement Area = 2,457 S.F. = .056 AC.", as set forth in a deed from Quincy One Associates Limited Partnership to Edward A. Fish, et als, dated May 26, 1988 recorded with said Deeds on May 27, 1988 as Instrument No. 42521 Book 7978 Page 376.

Rights reserved for the benefit of "Grantor's Other Land" in deed dated March 5, 1985 from Crown Colony Realty Corp. as Trustee of President's Plaza Realty Trust to K. Prescott Low, as Trustee of Low Realty Trust, recorded in Book 6633, Page 320 and filed as Document No.

464286.

Rights granted in deed from K. Prescott Low, as Trustee of Low Realty Trust, to Crown Colony Realty Corp., as Trustee of President's Plaza Realty Trust dated March 5, 1985 recorded in Book 6633, Page 310.

Easements granted in an Easement Agreement between Quincy One Associates Limited Partnership and 1200 Crown Colony Limited Partnership, dated June 19, 1991 recorded in Book 8961, Page 515.

All other rights and easements which may be appurtenant to Lot 13.